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                                                                    EXHIBIT 5.01
                         NORTHERN STATES POWER COMPANY

                                 [LETTERHEAD]

August 13, 1999


Northern States Power Company
100 North Barstow Street
Eau Claire, Wisconsin  54701

Gentlemen:

         I am participating in the proceedings being had and taken in connection with the issuance and sale by Northern States Power Company, a Wisconsin corporation (herein called the Company), of up to $80,000,000 principal amount of unsecured debt securities (herein called the Securities). I have examined all statutes, records, instruments, and documents which, in my opinion, it is necessary to examine for the purpose of rendering the following opinion.

         Based upon the foregoing and upon my general familiarity with the Company and its affairs, as a result of having acted as General Counsel for the Company, I am of the opinion that:

         1. The Company was incorporated and is now a legally existing corporation under the laws of the State of Wisconsin; has corporate power, right, and authority to do business and to own property in that state, in the manner and as set forth in the Registration Statement, Form S-3, to which this opinion is an exhibit; and has corporate power, right, and authority to create, issue, and sell the Securities.

         2. When and if (a) the above-mentioned Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the Public Service Commission of Wisconsin issues its Order authorizing the issuance and sale of the Securities, (c) the Indenture from the Company to Firstar Bank Milwaukee, National Association, Trustee, and the Supplemental Trust Indenture relating to the Securities, are duly authorized, executed, and delivered, and (d) the Securities are duly authorized, executed, authenticated, and delivered, and the consideration for the Securities has been received by the Company, all in the manner contemplated by the said Registration Statement, the Securities will be legally issued and binding obligations of the Company in accordance with their terms.

Respectfully submitted,

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John D. Wilson
General Counsel